Exhibit 4.2


       THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

       THIS SECURITY, AND PAYMENT AND ENFORCEMENT HEREOF, IS SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF APRIL 20, 2000 BETWEEN WELLS FARGO CREDIT, INC. AND THE HOLDER HEREOF AND ACKNOWLEDGED BY SUCH HOLDER, AS SUCH SUBORDINATION AGREEMENT MAY BE AMENDED FROM TIME TO TIME.


                               WILLIAMS CONTROLS, INC.

              7.5% Convertible Subordinated Debenture Due March 31, 2003

No. __                                                                       US$

       Williams Control, Inc., a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to
, or registered assigns (the "Registered Holder"), the principal sum of
                      (US$             ) on March 31, 2003 (the "Maturity
Date"), and to pay interest thereon from April 20, 2000 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid, quarterly, in arrears, on March 1, June 1, September 1 and December 1 in each year, commencing on June 1, 2000 (each an "Interest Payment Date") at the rate of seven and one-half (7.5%) percent per annum until the principal hereof is paid. In the event that the Issuer does not make a quarterly interest payment within fifteen (15) days after the end of the applicable quarter, the interest rate for such quarter (to the extent that the payment of such interest shall be legally enforceable) shall be fifteen (15%) percent per annum on any overdue principal and on any overdue installment of interest, which amount shall accrue daily, from the date such interest is due hereunder (i.e. the beginning of the quarter in which such interest payment is due) through and including the date of payment. The interest so payable, and punctually paid, on any Interest Payment Date will be paid to the person (the "Registered Holder") in whose name this Security is registered at the close of business on February 15, May 15, August 15 or November 15 (whether or not a business day) as the case may be (each a "Regular Record Date"), next preceding such Interest Payment Date. Interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the relevant period.

              If this Security is converted into shares of common stock, $.01 par value per share, of Issuer (the "Common Stock") pursuant to Sections 10 or 11 below: (A) on or prior to the initial Regular Record Date, interest shall be calculated through and including the date of conversion and shall be paid on such date; or (B) after any (i) Interest Payment Date and on or prior to the next Regular Record Date, interest shall be calculated through and including the date of conversion and shall be paid on the date of conversion to the Person in whose name this Security is registered at the close of business on the date of conversion; or (ii) Regular Record Date and on or prior to the next succeeding Interest Payment Date shall be paid on such Interest Payment Date calculated, however, only through the date of conversion, notwithstanding such conversion, and such interest shall be paid to the Person in whose name this Security is registered at the close of business on such Regular Record Date.

              Principal of this Security shall be payable at the earliest of the Maturity Date, Redemption Date or Acceleration Date (each as hereinafter defined) against surrender hereof at the principal executive offices of the Issuer in the United States. Payments of principal and of any interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of this Security shall be made against surrender hereof, and payments of interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register (as hereinafter defined) or to such other address as the Registered Holder may have previously given notice to the Issuer in writing. Interest shall accrue and be payable on this Security through the earlier of the Maturity Date, Conversion Date or Redemption Date. If the principal on this Security is accelerated, interest shall accrue and be payable until the date of payment. The Issuer covenants that until this Security has been delivered to it for cancellation, or monies sufficient to pay the principal of and interest in this Security have been made available for payment and paid, it will at all times maintain at its principal executive offices in the United States an office or agency for the payment of the principal of and interest on the Securities as herein provided.

              1.     SECURITY.

                     (a) This Security is one of a duly authorized issue of securities of the Issuer (herein called the "Securities"), designated as "7.5% Convertible Subordinated Debenture Due March 31, 2003," limited in aggregate principal amount to $6,000,000. The Securities have been offered and sold pursuant to Issuer's Confidential Private Placement Memorandum dated March 27, 2000 (the "Memorandum"). The obligations of the Issuer hereunder are not secured by any mortgage, pledge, encumbrance, security agreement or other security device and only the full faith and credit of the Issuer are pledged for the payment of all principal and interest due under this Security. The Securities are joint and several direct, unconditional and general obligations of the Issuer.

                     (b) The Securities will be subordinate and inferior to Issuer's existing secured debt and any secured debt the Issuer may incur in the future excluding any indebtedness owed to affiliates of the Issuer (collectively, "Senior Indebtedness"). The Issuer for itself, its successors and assigns, covenants and agrees and each Registered Holder of this Debenture, its successors and assigns, by its acceptance of this Debenture likewise covenants and agrees, that to the extent provided below the payment of the principal of and interest on this Debenture is hereby expressly subordinated and junior in right of payment to the extent and in the manner hereinafter set forth, to all Senior Indebtedness. From time to time, one or more holders of this Security may enter into a separate subordination agreement (a "Subordination Agreement") with a holder of Senior Indebtedness (an "Opt-Out
Senior Lender").   In the event that one or more holders of this Security enter into a Subordination Agreement with an Opt-Out Senior Lender, the terms and conditions of the Subordination Agreement shall govern as between the holder or holders of this Security and the Opt-Out Senior Lender, and the terms and conditions of Sections 1(b) through 1(k) of this Security shall not be applicable and shall be inoperative as between the holder or holders of this Security and the Opt-Out Senior Lender.

                     (c) Upon the acceleration of any Senior Indebtedness or upon the maturity of the entire principal amount of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness which has been so accelerated or matured shall first indefeasibly be paid in full before any payment is made by the Issuer or any person acting on behalf of the Issuer on account of any obligations evidenced by this Debenture.

                     (d) The Issuer shall not pay any principal portion of this Debenture before the scheduled due date thereof or pay any interest payable under this Debenture if there exists a Default or Event of Default (as such terms are defined in the instruments evidencing Senior Indebtedness) with respect to any Senior Indebtedness (hereinafter referred to as a "Blockage Event").

                     (e) The Issuer shall have the right to pay any principal portion of this Debenture before the scheduled due date thereof and shall resume payment of interest payable under this Debenture and a Blockage Event shall be deemed to have terminated:

                            (i)    when such Default or Event of Default on
Senior Indebtedness, as applicable, is cured or waived;

                            (ii)   when the Registered Holder hereof shall have
cured any such Default or Event of Default on Senior Indebtedness to the extent such Default or Event of Default can be cured by payment of money, which amount shall be added to the principal amount owing to the Registered Holder pursuant to this Debenture; or

                            (iii)  180 days after the occurrence of such Default
or Event of Default, provided, that at the end of such 180 days, if any of the following events exists or occurs, the Blockage Event shall continue: (A) a Default in payment of any amount with respect to the Senior Indebtedness; (B) an acceleration of the Senior Indebtedness; or (C) the occurrence of an event of the type described below in subsection 1(k) hereof, provided, further, that a Blockage Event with respect to a single specified Default or Event of Default may be deemed to occur only once for each 360 day period.

                     (f) At any time there exists a Blockage Event, (i) the Issuer shall not, directly or indirectly, make any payment of any part of this Debenture, (ii) the Registered Holder hereof shall not demand or accept from the Issuer or any other person any such payment or cancel, set-off or otherwise discharge any part of the indebtedness represented by this Debenture, and (iii) neither the Issuer nor the Registered Holder hereof shall otherwise take or permit any action prejudicial to or inconsistent with the priority position of any holder of Senior Indebtedness over the Registered Holder of this Debenture. Notwithstanding the foregoing or any other provision of this Debenture to the contrary, the occurrence and continuance of a Blockage Event shall not limit or in any other manner affect the exercise of the Registered Holder's conversion rights pursuant to Section10.

                     (g) Any holder of Senior Indebtedness is hereby authorized to demand specific performance of this Debenture, whether or not the Issuer shall have complied with the provisions hereof applicable to it, at any time when the Registered Holder hereof shall have failed to comply with any provision hereof applicable to such Registered Holder. The Registered Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by any holder of Senior Indebtedness. The Registered Holder further (i) waives presentment, demand, notice and protest in connection with all negotiable instruments evidencing Senior Indebtedness, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Debenture or Senior Indebtedness; and (ii) assents to any renewal, extension or postponement of the time of payment of Senior Indebtedness or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon.

                     (h) No right of any holder of Senior Indebtedness to enforce the subordination of the obligations shall be impaired by any act or failure to act by the Issuer or the Registered Holder or by their failure to comply with this Debenture or any other agreement or document evidencing, related to or securing the obligations hereunder. Without in any way limiting the generality of the preceding sentence, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Registered Holder, without incurring responsibility to the Registered Holder and without impairing or releasing the subordination provided in this Debenture or the obligations of the Registered Holder hereof to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend or supplement in any manner, any Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Indebtedness; (iii) release any Person or entity liable in any manner for the collection of any Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer or any other Person or entity.

                     (i) In the event that the Issuer shall make any payment or prepayment to the Registered Holder on account of the obligations under this Debenture which is prohibited by this Section 1, such payment shall be held by the Registered Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts and priorities of Senior Indebtedness held by them) to the extent necessary to pay all Senior Indebtedness due to such holders of Senior Indebtedness in full in accordance with its terms (whether or not such Senior Indebtedness is due and owing), after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                     (j) After all Senior Indebtedness indefeasibly is paid in full and until the obligations under the Debenture are paid in full, the Registered Holder shall be subrogated to the rights of holders of Senior Indebtedness to the extent that distributions otherwise payable to the Registered Holder have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Registered Holder would be entitled except for the provisions of this Section 1 and no payment over pursuant to the provisions of this Section 1 to holders of such Senior Indebtedness by the Registered Holder, shall, as between the Issuer, its creditors other than holders of such Senior Indebtedness, and the Registered Holder, be deemed to be a payment by the Issuer to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 1 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand and the Registered Holder hereof, on the other hand.

                     (k) In any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Issuer under any bankruptcy or insolvency law or laws relating to relief of debtors, to compositions, extensions or readjustments of indebtedness:

                            (i)    the claims of any holders of Senior
Indebtedness against the Issuer shall be paid indefeasibly in full in cash before any payment is made to the Registered Holder;

                            (ii)   until all Senior Indebtedness is indefeasibly
paid in full in cash any distribution to which the Registered Holder would be entitled but for this Section 4 shall be made to holders of Senior Indebtedness; and

                            (iii)  the holders of Senior Indebtedness shall have
the right to enforce, collect and receive every such payment or distribution and give acquittance therefor. In furtherance of the foregoing, in the event that the Issuer shall file or have filed against it a petition under any chapter or Title 11 of the United States Code or any comparable statute, with the result that the Issuer is excused from the obligation to pay all or any part of the amount otherwise payable in respect of the Senior Indebtedness during the period subsequent to the commencement of such proceedings, the Registered Holder agrees that all or such part of such amount shall be payable out of, and to that extent diminish and be at the expense of, the Registered Holder's reorganization dividends or other distributions in respect of any claim filed by it as a creditor or interest holder. In the event the holders of Senior Indebtedness receive amounts in excess of payment in full (cash) of amounts outstanding in respect of Senior Indebtedness (without giving effect to whether claims in respect of the Senior Indebtedness are allowed in any insolvency proceeding), the holders of the Senior Indebtedness shall pay such excess amounts to the Registered Holder.

              2. DENOMINATIONS. The Securities are issuable only in fully registered form and in minimum authorized denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

              3. RIGHT TO PARTICIPATE. If, within ninety (90) days of the Final Closing Date, the Company desires to offer any convertible securities to any party or parties (other than the Debentures offered pursuant to this Private Placement), the Company shall, prior to the first closing of any such sale of convertible securities, provide written notice to all holders of the Debentures. Such notice shall include a description of the proposed transaction and all documents relating thereto and shall afford each holder of a Debenture the right to participate in such transaction. Each holder of a Debenture shall have fifteen (15) days after receiving notice from the Company to deliver written notice to the Company (together with the original Debenture and such other documents as the Company shall reasonably request) that such holder desires to participate in such transaction. Any holder desiring to participate must do so as to all but not less than all of the Purchase Price paid for the Debenture. After receipt by the Company of the holder's notice to participate, the Company will promptly deliver to such holder the convertible security together with a check for all accrued and unpaid interest received on the Debenture through the closing date when the new convertible security was sold.

              4.     TRANSFER.

                     (a) So long as any Securities remain Outstanding(as hereinafter defined), the Issuer shall maintain at its principal executives offices in the United States an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion pursuant to Sections 10 or 11 hereof, and where notices and demands
to or upon the Issuer in respect of the Securities may be served.    The Issuer
will at all times act as its own security registrar and paying and transfer agent for such purposes and agrees to cause to be kept at such office a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Securities and registration of transfers of Securities. As of the date this Security was originally issued, such principal executive offices of the Issuer were located at 14100 SW 72nd Avenue, Portland, Oregon 97224 (the "Principal Executive Offices"). The Issuer shall not change the location of its Principal Executive Offices unless Issuer provides all Registered Holders with no less than thirty (30) days prior written notice.

                     (b) The transfer of a Security is registrable on the Security Register upon surrender of such Security at the principal executive offices of Issuer duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by the Registered Holder thereof, or the Registered Holder's attorney duly authorized in writing, together with any certifications and representations which Issuer may reasonably require to reflect compliance with all applicable securities laws, rules and regulations and the due authorization of the transaction. Upon such surrender of this Security for registration of transfer, the Issuer shall execute and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of the execution thereof, of any authorized denominations and of a like tenor, form and aggregate principal amount.

                     (c) At the option of the Registered Holder, upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the principal executive offices of the Issuer. Whenever any Securities are so surrendered for exchange, the Issuer shall execute and deliver the Securities which the Registered Holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected only upon the Issuer being reasonably satisfied with the documents of title and identity of the person making the request and subject to compliance with applicable Federal and state securities laws.

                     (d) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service or other charges shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                     (e) Prior to due presentment of this Security for registration of transfer, the Issuer may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and the Issuer shall not be affected by notice to the contrary.

              5. PAYMENTS WHEN BANKING INSTITUTIONS ARE CLOSED. In any case where the due date for the payment of the principal of or interest on any Security shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal or interest, as the case may be, need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and interest shall accrue and be paid for the period through and including the date of payment.

              6.     TAXES.

                     (a) The Issuer shall pay all stamp and other duties and taxes, if any, which may be imposed by the United States or any political subdivision thereof, any state or any political subdivision thereof or any other taxing authority with respect to the issuance of the Securities.

                     (b) Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authorities thereof or therein.

              7. REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer represents and warrants to the Registered Holder as of April 20, 2000, as follows:

                     (a) Issuer is a corporation duly organized, existing and in good standing under the laws of its state of incorporation and has the corporate power to conduct the business which it conducts and proposes to conduct.

                     (b) The execution, delivery and performance of the Securities by the Issuer has been duly approved by the Board of Directors of Issuer and all other actions required to authorize and effect the offer and sale of the Securities have been duly taken and approved.

                     (c) The Securities and the Common Stock issuable upon Conversion of the Securities (the "Conversion Shares") have been duly and validly authorized. The Securities and Conversion Shares, when issued and paid for in accordance with the terms hereof, will be fully paid and non-assessable and valid and binding obligations of the Issuer enforceable in accordance with their respective terms.

                     (d) Issuer will, at all times that there are Outstanding, have authorized and reserved a sufficient number of shares of Common Stock to provide for conversion of the Securities into shares of Common Stock.

                     (e) Issuer has obtained all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and Issuer is in all material respects complying therewith.

                     (f) Issuer knows of no pending or threatened legal or governmental proceedings to which Issuer is a party which could materially adversely affect the business, property, financial condition or operations of the Issuer.

                     (g) Issuer is not in violation of or default under, nor will the execution and delivery of the Securities, the issuance of the Common Stock upon conversion of the Securities and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under the certificate of incorporation or by-laws, the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreements or instrument to which the Issuer is a party or by which it or any of its properties may be bound or in violation of any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

                     (h) The financial information contained in the Memorandum presents fairly the financial condition of the Issuer as of the date and for the periods indicated.

              8. COVENANTS OF THE ISSUER. Issuer hereby covenants and agrees that for so long as any of the Securities shall remain Outstanding:

                     (a) it will duly and punctually pay the principal of and any interest on the Securities in accordance with the terms hereof;

                     (b) it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charters and statutory) and franchises;

                     (c) it will cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that the foregoing shall not prevent the Issuer from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the reasonable judgment of Issuer, desirable in the conduct of its business or the business of any of its subsidiaries, and not disadvantageous in any material respect to the holders of Securities; and, PROVIDED, FURTHER, that the failure to comply herewith shall not be deemed a breach hereof unless such failure would have a material adverse effect on the business, financial condition or results of operations of Issuer and its subsidiaries, taken as a whole (a "Material Adverse Effect");

                     (d) it will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Issuer or upon the income, profits or property of the Issuer, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer; PROVIDED, HOWEVER, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; and, PROVIDED, FURTHER, that the failure to comply herewith shall not be deemed a breach if it would not have a Material Adverse Effect;

                     (e) it shall furnish to each Registered Holder of Securities a copy of all documents it is required to send to its shareholders at the time the same are sent to shareholders, including, without limitation, annual reports and proxy statements;

                     (f) as soon as it becomes aware of the same, it shall give written notice to each Registered Holder of Securities of any event or occurrence which by itself or with notice or lapse of time or both would entitle the holders of the Securities to declare the principal of and any interest on the Securities immediately due and payable pursuant to Section 16 hereof;

                     (g) it will promptly obtain and maintain from time to time all authorizations, permits, approvals, consents, licenses and exemptions which are required under any applicable law or regulation to enable it to perform all of its payment, conversion and other material obligations under the Securities or which may be required for the validity or enforceability of the Securities; provided, however, that the failure to obtain and maintain such authorizations, permits, approvals, consents, licenses and exemptions as to material obligations other than payment and conversion shall not constitute a breach of this provision unless such non-compliance materially adversely affects the Issuer's ability to comply with its obligations under the Securities;

                     (h) it will duly and punctually comply with and observe all statutes now or hereafter in force and all ordinances, regulation and by-laws thereunder and all requirements and orders of any government or other public authority; PROVIDED, HOWEVER, that any non-compliance with any such statute, ordinance, regulation or by-law shall not constitute a breach of this provision unless such non-compliance materially adversely affects the Issuer's ability to comply with its obligations under the Securities;

                     (i) it shall permit any representative of any Registered Holder or Holders of at least $250,000 aggregate principal amount of the Securities to make inspections of, and to report on, the property of, and business operations being carried out by, the Issuer or any of its subsidiaries;

                     (j) it shall maintain and keep in force with reputable insurers and in adequate amounts, property, casualty, third party liability, business interruption and all such other insurances as would prudently be effected and maintained in the case of a company carrying on a business similar to that of the Issuer;

                     (k)    it shall not:

                            (i)    declare or pay any cash dividends on its
Common Stock or purchase, redeem or otherwise acquire or retire for value any shares of Common Stock (other than under the terms of the Issuer's stock option plan); provided, however that during such time as any principal or interest remains outstanding under this Debenture the Issuer may repurchase, at any time and from time to time, up to an aggregate of $1,000,000 of its Common Stock; or

                            (ii)   consolidate with or merge into any other
Person, where the Issuer is not the surviving corporation, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets, except in compliance with the terms and conditions set forth in Section 12 below.

              9.     REGISTRATION RIGHTS.

                     (a) As soon as possible after the Final Closing Date (as defined in the Memorandum), but in no event later than ninety (90) days after the Final Closing Date (regardless of whether the maximum number of Securities shall have been sold), Issuer shall, at its sole cost and expense, file a registration statement on the appropriate form under the 1933 Act with the Securities and Exchange Commission ("SEC") covering all of the Conversion Shares and as set forth in this Section 9(a) (collectively, the "Registrable Securities"), time being of the essence. Issuer will use its best efforts to have such registration statement declared effective as soon as possible thereafter, and shall keep such registration statement current and effective for at least three (3) years from the effective date thereof or until such earlier date as all of the Registrable Securities registered pursuant to such registration statement shall have been sold or otherwise transferred. If the Registration Statement is not filed within such ninety (90) days, the Conversion Price (as hereinafter defined) shall be reduced (and concomitantly, the number of shares of Common Stock issuable upon Conversion of the Securities shall increase) by the percentage resulting from multiplying three (3%) percent by the number of thirty (30) day periods, or any part thereof, beyond such ninety (90) day period until the registration statement covering the Registrable Securities is filed with the SEC. Notwithstanding anything to the contrary contained herein, and in addition to the adjustments set forth in the preceding sentence, if the Registration Statement shall not be declared effective within 180 days after the Final Closing Date (regardless of whether the maximum number of Securities shall have been sold), then the Conversion Price shall be reduced (and concomitantly the number of shares of Common Stock issuable upon the conversion of the Securities shall increase) by the percentage resulting from multiplying three (3%) percent by the number of thirty (30) day perods, or any part thereof, beyond the 180-day period until the Registration Statement described herein covering the Registrable Securities is declared effective. Notwithstanding the foregoing, the Conversion Price shall not be reduced pursuant to this Section 9(a) by more than thirty-six (36%) percent in the aggregate.

                     (b) In the event Issuer effects any registration under the 1933 Act of any Registrable Securities pursuant to Sections 9(a) above or 9(g) below, the Issuer shall indemnify, to the extent permitted by law, and hold harmless any Registered Holder whose Registrable Securities are included in such Registration Statement (each, a "Seller"), any underwriter, any officer, director, employee or agent of any Seller or underwriter, and each other person, if any, who controls any Seller or underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Issuer shall not be liable in any such case to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to Issuer by or on behalf of any indemnified party specifically for use in the preparation of such Registration Document.

                     (c) In connection with any registration statement in which any Seller is participating, each Seller, severally and not jointly, shall indemnify, to the extent permitted by law, and hold harmless Issuer, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls Issuer within the meaning of Section 15 of the 1933 Act, each other Seller and each underwriter, any officer, director, employee or agent of any such other Seller or underwriter and each other person, if any, who controls such other Seller or underwriter within the meaning of
Section 15 of the 1933 Act against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration

Document in reliance upon and in conformity with written information furnished to Issuer by the Seller specifically for use in the preparation thereof.

                     (d) Any person entitled to indemnification under Sections 9(b) or 9(c) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 9(d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 9(b) or 9(c) above, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party (which consent may not be unreasonably withheld, delayed or conditioned).

                     (e) If for any reason the indemnity provided in Section 9(b) or 9(c) above is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Agreement. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 9(d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof, if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages wich such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this subsection (e) shall be several in proportion to their respective underwriting commitments and not joint.

                     (f) The provisions of Sections 9(b) through 9(e) hereof shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

                     (g)    If the registration statement as filed pursuant to
Section 9(a) above is not then effective, then Registered Holders shall have certain "piggy-back" registration rights.
                            A.     If at any time after the Initial Closing Date
(as defined in the Memorandum), Issuer shall file with the SEC a registration statement under the 1933 Act registering any shares of Common Stock owned by any person or entity, except for any registration on Forms S-4, S-8 or other similar or successor Forms, Issuer shall give written notice to each Registered Holder thereof prior to such filing.

                            B.     Within fifteen (15) days after such notice
from Issuer, each Registered Holder shall give written notice to Issuer whether or not the Registered Holder desires to have all of the Registered Holder's Registrable Securities included in the registration statement. If a Registered Holder fails to give such notice within such period, such Registered Holder shall not have the right to have such Registered Holder's Registrable Securities registered pursuant to such registration statement. If a Registered Holder gives such notice, then Issuer shall include such Registered Holder's Registrable Securities in the registration statement, at Issuer's sole cost and expense, subject to the remaining terms of this Section 9(g).

                            C.     If the registration statement relates to an
underwritten offering, and the underwriter shall determine in writing that the total number of shares of Common Stock to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and each Registered Holder's Registrable Securities included in such registration statement will be reduced proportionately. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation. The Registered Holders shall enter into such agreements as may be reasonably required by the underwriters and the Registered Holders shall pay to the underwriters commissions relating to the sale of their respective Registrable Securities.

                            D.     The Registered Holders shall have two (2)
opportunities to have the Registrable Securities registered under this Section 9(g).

                            E.     The Registered Holder shall furnish in
writing to Issuer such information as Issuer shall reasonably require in connection with a registration statement.

                     (h) If and whenever Issuer is required by the provisions of this Section 9 to use its best efforts to register any Registrable Securities under the 1933 Act, Issuer shall, as expeditiously as possible under the circumstances:

                            A.     Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible and remain effective.

                            B.     Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall Issuer be required to do so for a period of more than three (3) years following the effective date of the registration statement.

                            C.     Furnish to the Sellers participating in the
offering, copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while Issuer is required under the provisions hereof to keep the registration statement current.

                            D.     Use its best efforts to register or qualify
the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Sellers participating in the offering shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable each participating Seller to consummate the disposition of the Registrable Securities in such jurisdictions.

                            E.     Notify each Seller selling Registrable
Securities, at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of Issuer's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to each such Seller selling Registrable Securities a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                            F.     As soon as practicable after the effective
date of the registration statement, and in any event within eighteen (18) months thereafter, make generally available to Sellers participating in the offering an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement which earnings statement shall satisfy the provisions of
Section 11(a) of the 1933 Act, including, at Issuer's option, Rule 158 thereunder. To the extent that Issuer files such information with the SEC in satisfaction of the foregoing, Issuer need not deliver the above referenced earnings statement to Seller.

                            G.     Upon request, deliver promptly to counsel of
each Seller participating in the offering copies of all correspondence between the SEC and Issuer, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each such Seller to do such investigation at such Seller's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Each Seller agrees that it will use its best efforts not to interfere unreasonably with Issuer's business when conducting any such investigation and each Seller shall keep any such information received pursuant to this Subsection G confidential.

                            H.     Provide a transfer agent and registrar
located in the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

                            I.     List the Registrable Securities covered by
such registration statement on such exchanges and/or the NASDAQ as the Common Stock is then currently listed.

                            J.     Pay all Registration Expenses (as hereinafter
defined) incurred in connection with a registration of Registrable Securities, whether or not such registration statement shall become effective; provided that each Seller shall pay all underwriting discounts, commissions and transfer taxes, and their own counsel fees, if any, relating to the sale or disposition of such Seller's Registrable Securities pursuant to a registration statement.
As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for Issuer and Issuer's independent public accountants.

                     (i) Issuer acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 9 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 9 may be specifically enforced. In the event that Issuer shall fail to file such registration statement when required pursuant to Section 9(a) above or to keep any registration statement effective as provided in this Section or otherwise fails to comply with its obligations and agreements in this Section 9, then, in addition to any other rights or remedies the Registered Holders may have at law or in equity, including without limitation, the right of rescission, the Issuer shall indemnify and hold harmless the Registered Holders from and against any and all manner or loss which they may incur as a result of such failure. In addition, the Issuer shall also reimburse the Registered Holders for any and all reasonable legal fees and expenses incurred by them in enforcing their rights pursuant to this Section 9, regardless of whether any litigation was commenced.

              10.    VOLUNTARY CONVERSION.

                     (a) Each Registered Holder of Securities may at any time convert all or any amount of the principal amount of the Securities then owned by such Registered Holder into shares of Common Stock of Issuer at a conversion price equal to $ 2.00 per share of Common Stock, subject to adjustment as provided in this Section 10.

                     (b) The conversion right granted in Section 10(a) hereof may be exercised only by a Registered Holder of Securities, in whole or in part, by the surrender of the certificate or certificates representing the Securities to be converted at the principal executive offices of the Issuer against delivery of that number of shares of whole Common Stock as shall be computed by dividing the face amount of the Securities being converted by the Conversion Price on the Conversion Date. At the time of conversion of Securities, the Issuer shall pay in cash to the Registered Holder thereof an amount equal to all accrued and unpaid interest, if any, to and including the Conversion Date. Each Security surrendered for conversion shall be endorsed by the Registered Holder. Issuer will transmit the Common Stock certificates issuable upon conversion of any Securities and a certificate representing the balance of the Securities to the Registered Holder via express courier within three (3) business days after the Conversion Date. The term "Conversion Date" shall mean the date the original Notice of Conversion and Securities being converted are received by the Issuer. The term "Notice of Conversion" shall mean the written notice from the Registered Holder to the Issuer.

                     (c) All Common Stock which may be issued upon conversion of the Securities will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Securities are Outstanding, Issuer shall have authorized and shall have reserved for the purpose of issuance upon such conversion into Common Stock of all Securities, a sufficient number of shares of Common Stock to provide for the conversion of all Outstanding Securities at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased or increased, the number of shares of Common Stock authorized and reserved for issuance by Issuer upon the conversion of the Securities shall be proportionately increased or decreased, as the case may be.

                     (d) The Initial Conversion Price is $2.00 per share of Common Stock ("Initial Conversion Price"). The Initial Conversion Price shall be adjusted as provided for below in this Section 10(d) (the Initial Conversion Price and the Initial Conversion Price, as thereafter then adjusted, shall be referred to as the "Conversion Price") and the Conversion Price from time to time shall be further adjusted as provided for below in this Section10(d). Upon each adjustment of the Conversion Price, the Registered Holders of the Securities shall thereafter be entitled to receive upon conversion, at the Conversion Price resulting from such adjustment, the number of shares of Common Stock obtained by dividing the face amount of the Securities being converted by the Conversion Price, as then adjusted. The Conversion Price shall be adjusted as follows:

                            (i)    In the case of any amendment to the
Certificate of Incorporation of Issuer to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, the Securities shall be adjusted so as to provide that upon conversion thereof the Registered Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by such holder issuable upon such conversion had the conversion occurred immediately prior to such designation, change or division. The Securities shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this Subsection

10d)(i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

                            (ii)   If Issuer shall at any time subdivide its
outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                            (iii)  If the Issuer shall at any time issue or
otherwise sell or distribute shares of Common Stock for a consideration per share in cash or property, or the Issuer shall issue options or warrants to purchase Common Stock (other than options granted pursuant to the Issuer's directors' and employee stock option and stock purchase plans existing as of January 25, 2000) that are exercisable at, or the Issuer shall issue or otherwise sell or distribute rights to subscribe for or securities convertible into or exchangeable for Common Stock, at a price less than the then effective Conversion Price, the Conversion Price then in effect shall automatically be reduced by multiplying the then Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, sale or distribution plus the number of shares of Common Stock which the aggregate consideration received or to be received by the Issuer for such issuance, sale or distribution (such consideration, if other than cash, as determined by the Board of Directors including a majority of the Directors who are not officers or employees of the Issuer or any of its subsidiaries, whose determination shall be conclusive and described in a resolution of the Board of Directors) would purchase at the Conversion Price per share, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance, sale or distribution. Notwithstanding anything herein to the contrary, no adjustment shall be made to the Conversion Price upon: (i) the exercise of any outstanding options, warrants or other rights to purchase Common Stock or upon conversion of any securities or other rights convertible into Common Stock, which options, warrants, securities or other rights were outstanding prior to March 27, 2000; (ii) the issuance, sale or distribution of up to 750,000 shares of Common Stock in the aggregate (regardless of price) or (iii) shares or options issued in connection with an acquisition of another entity (regardless of whether such acquisition is consummated by the purchase of assets or equity securities).

                            (iv)   If any capital reorganization or
reclassification of the capital stock of the Issuer, or any consolidation or merger of the Issuer with another corporation or entity, or the sale of all or substantially all of the Issuer's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stocks, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section

10), lawful and adequate provisions shall be made whereby the Registered Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the Conversion of this Debenture under this Section 10 had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Registered Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares of Common Stock receivable upon the Conversion of this Debenture) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the Conversion hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger). Subject to the terms of this Debenture, in the event of a merger or consolidation of the Issuer with or into another corporation or other entity as aresult of which the number of shares of common stock of the surviving corporation or other entity issuable to holders of Common Stock of the Issuer, is greater or lesser than the number of shares of Common Stock of the Issuer outstanding immediately prior to such merger or consolidation, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Issuer. The Issuer shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Registered Holder, the obligation to deliver to the Registered Holder such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Registered Holder may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock of the Issuer, the Issuer shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the Registered Holder of this Debenture shall have been given a reasonable opportunity to then elect to receive upon the Conversion of this Debenture the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock of the Issuer in accordance with such offer.

                     (e) Whenever the Conversion Price shall be adjusted pursuant to Section 10(d) hereof, Issuer shall issue a certificate signed by its President or Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of

Directors of Issuer made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to each Registered Holder of Securities. Issuer shall make such certificate and mail it to each such holder promptly after each adjustment.

                     (f) No fractional Common Stock shall be issued in connection with any conversion (or forced conversion, if applicable) of Securities, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

              11. FORCED CONVERSION. All, but not less than all, of the principal amount of the outstanding Securities are convertible, at the option of Issuer, into shares of Common Stock at the Conversion Price, provided that on the day that the Forced Conversion Notice (as hereinafter defined) is given by Issuer to all Registered Holders and on the Forced Conversion Date (as hereinafter defined), the following conditions are satisfied: (i) the Conversion Shares have been registered by Issuer pursuant to the 1933 Act as provided for in Section 9 above and such registration is then currently effective; and (ii) the average of the closing bid price per share of the Common Stock, as listed or such exchange or the NASDAQ as the Common Stock then trades, during twenty (20) trading days out of the thirty (30) consecutive trading days ending five (5) trading days prior to the date the Forced Conversion Notice is sent, is at least two hundred (200%) percent of the Conversion Price. Any notice of Conversion ("Forced Conversion Notice") must be given by Issuer to all Registered Holders no less than thirty (30) days nor more than forty-five (45) days prior to the date set forth for conversion (the "Forced Conversion Date"). The Forced Conversion Notice shall remain effective only if the registration statement provided for in Section 9 remains effective continually throughout the notice period. On the Forced Conversion Date, the Issuer shall pay to all Registered Holders of Securities, all accrued and unpaid interest on the Securities through and including the Forced Conversion Date.

              12.    CHANGE OF CONTROL.

                     (a) In the event that there is a "Change of Control Event" of the Issuer, the Issuer shall immediately notify each holder hereof. Each holder may, within fifteen (15) days after written notice from the Issuer, elect to accelerate the maturity date of the Debentures owned by such holder to a date not less than 30 but not more than 45 days after the date of such notice from Issuer ("Redemption Date").

                     (b) For purposes hereof, a "Change of Control Event" shall be deemed to have occurred if (i) any "person" (as such term is defined at Section 13(d) of the Securities Exchange Act of 1934) other than the Issuer or an entity then controlled by the Issuer is or becomes the beneficial owner, directly or indirectly of securities of the Issuer representing fifty (50%) percent or more of the combined voting power of the Issuer's then outstanding securities, including securities such person may have acquired directly from the Issuer; (ii) the Issuer merges or consolidates with another corporation and an entity controlled by the Issuer immediately prior to the merger or consolidation is not the surviving entity or if the Issuer is the surviving entity, holders of eighty (80%) percent or more of the voting power of the Issuer immediately prior to the merger or consolidation do not own, immediately after the merger or consolidation, sixty-five (65%) percent or more of the voting power of the surviving entity; or
(iii) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Issuer takes place.

              13.    ISSUANCE OF NEW SECURITIES.

                     (a) If any mutilated Security is surrendered to the Issuer, the Issuer shall execute and deliver in exchange therefor a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                     (b) If there is delivered to the Issuer (a) evidence to its reasonable satisfaction of the destruction, loss or theft of any Security and (b) such reasonable security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Issuer that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                     (c) Upon the issuance of any new Security under this
Section 13, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

                     (d) Any new Security delivered pursuant to this Section 13 shall be so dated that neither gain nor loss in interest shall result from such exchange.

                     (e) The provisions of this Section 13 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

              14.    MEETINGS.

                     (a) A meeting of holders of the Securities may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Securities to be made, given or taken by holders of Securities or to modify, amend or supplement the terms of the Securities as hereinafter provided. Notice of every meeting of holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided for in the terms of the Securities, not less than fifteen (15) nor more than sixty (60) days prior to the date fixed for the meeting. Such meetings may be called at any time for any such purpose by the Issuer or by the holders of at least twenty-five (25%) percent in the aggregate principal amount of the Outstanding Securities by, in the case of the holders, written


                                         -22
request to the Issuer setting forth in reasonable detail the action proposed to be taken at the meeting. Upon receipt of any such request, the Issuer shall call such meeting for such purposes by giving notice thereof.
                     (b) To be entitled to vote at any meeting of holders of Securities, a person shall be a registered holder of Outstanding Securities or a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote more than fifty (50%) percent in principal amount of the Outstanding Securities shall constitute a quorum. The Issuer may make such reasonable and customary regulations as it shall deem advisable for any meeting of holders of Securities with respect to the appointment of proxies in respect of holders of Securities, the record date for determining the registered owners of Securities who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than fifteen (15) nor more than sixty (60) days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

                     (c) At any meeting of holders of Securities duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Registered Holders of not less than seventy-five (75%) percent in aggregate principal amount of Outstanding Securities, or with the written consent of the Registered Holders of not less than seventy-five (75%) percent in aggregate principal amount of Outstanding Securities, the Issuer may modify, amend or supplement the terms of the Securities in any way, and the holders of Securities may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the terms of the Securities to be made, given or taken by holders of Securities; PROVIDED, HOWEVER, that no such action may, without the consent of Registered Holders of Securities owning ninety (90%) percent or more in the aggregate principal amount of Outstanding Securities affected thereby,
(a) change the due date for the payment of the principal of or any installment of interest on any Security, (b) reduce the principal amount of any Security, the portion of such principal amount which is payable upon acceleration of the maturity of such Security or the interest rate thereon, (c) change the coin or currency in which or the required places at which payment with respect to interest or principal in respect of Securities is payable, (d) permit the Issuer to redeem the Securities (other than as specifically provided in this Security), or (e) reduce the proportion of the principal amount of Securities the vote or consent of the holders of which is necessary to modify, amend or supplement the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given.

                     (d) Any instrument given by or on behalf of any Registered Holder of a Security in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities, whether or not they have given such consent or cast such vote, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities shall be given to each registered holder of Securities affected thereby, in all cases as provided herein.

                     (e) Securities executed and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action shall bear a notation in the form reasonably approved by the Issuer as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action. New Securities modified to conform to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Issuer and executed and delivered in exchange for Outstanding Securities.

                     (f) For purposes of the provisions of the Securities, any Security executed and delivered by the Issuer shall, as of any date of determination, be deemed to be "Outstanding", EXCEPT:

                            (i)    Securities theretofore canceled by the Issuer
or delivered to the Issuer for conversion or cancellation or held by the Issuer for reissuance but not reissued by the Issuer; or

                            (ii)   Securities that have become due and payable
at Maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any interest thereon shall have been made available to the Registered Holders thereof; or

                            (iii)  Securities in lieu of or in substitution for
which other Securities shall have been authenticated and delivered pursuant to the terms of the Securities;

PROVIDED, HOWEVER, that in determining whether the Registered Holders of the requisite principal amount of Outstanding Securities are present at a meeting of holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities owned directly or indirectly by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding.

              15. NOTICE. Where the terms of the Securities provide for notice to the holders of any event, such notice shall be sufficiently given if given in writing and mailed, first class postage prepaid, to each Registered Holder affected by such event, at his address as it appears in the register for the Securities. Any notice may be waived in writing by the Person entitled thereto, either before or after the event, and such waiver shall be equivalent of such notice.

              16.    EVENTS OF DEFAULT.  In the event of:

                     (a) default in the payment of any interest on any Security for a period of ten (10) days after Maturity; or

                     (b) default in the payment of the principal of any Security at Maturity; or

                     (c) the breach by the Issuer of any of the representations and warranties set forth in Section 6 of the Securities; or

                     (d) default in the performance or breach of any other material covenant or agreement contained in the Securities for a period of thirty (30) days after the date on which written notice of such default requiring the Issuer to remedy the same and stating that such notice is a "Notice of Default", shall first have been given to the Issuer by a Registered Holder or Holder(s) owning fifteen (15%) percent or more of Securities; or

                     (e) default under one or more bonds, debentures, notes or other evidence of Indebtedness in excess of $250,000 in the aggregate, whether such Indebtedness is secured or unsecured and whether such Indebtedness now exists or shall hereinafter be created, which has not been cured within a period of thirty (30) days; or

                     (f) any misstatement of a material fact in the Memorandum or omission of a material fact necessary to make the information in the Memorandum not misleading (regardless of any investigation made by any Registered Holders); or

                     (g) the entry by a court having jurisdiction of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer, and any such decree or order for relief or any such other decree or order shall continue unstayed and in effect for a period of sixty (60) consecutive days; or

                     (h) commencement by any Issuer of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under any such applicable law, or the consent by the Issuer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or the making by the Issuer of an assignment for the benefit of creditors, or the taking of action by the Issuer in furtherance of any such action;

then a Registered Holder or Registered Holders owning fifteen (15%) percent or more of the Securities may, at their option, declare the principal of this Security and the interest accrued hereon to be due and payable immediately (such date being the "Acceleration Date") by written notice to the Issuer at its principal executive offices, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, the principal of this Security and the interest accrued thereon shall become and be immediately due and payable.

              17. AMENDMENTS AND MODIFICATIONS. In the event that any of the terms of this Agreement are modified or amended, other than the date of issuance and face value of the Debenture, at any time after one or more Closings, the Issuer shall notify each Lender, in writing, of such modification(s) or amendment(s). Each Registered Holder in debentures may accept all such terms, at the sole discretion of such Registered Holder by providing written notice to the Issuer within fifteen (15) days after having received such notification from the Issuer. If no such acceptance is received by the Issuer within said fifteen
(15) days, the term of this Debenture shall remain unmodified by such modification(s) or amendment(s).

              18. GOVERNING LAW; JURISDICTION. This Security shall be governed by and construed in accordance with the laws of New York without regard to the conflicts-of-laws principles thereof. The Issuer hereby irrevocably (a) submits to the exclusive jurisdiction of, and agrees that any action, suit or other proceeding at law, in equity or otherwise, shall only be brought in the Supreme Court, New York County, or Federal District Court for the Southern District of New York, for the purpose of any such suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Action"); (b) waives, to the extent not prohibited by applicable law, rule or regulation, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that any such person is not subject personally to the jurisdiction of the aforementioned courts, that its property is exempt or immune from attachment or execution, that any such action brought in the aforementioned court is brought in an inconvenient forum, that the venue of any such action brought in the aforementioned court is improper, or that this Agreement, or the transactions contemplated hereby enforced in or by such court, and (c) consents to service of process in any such Action by recognized overnight courier service. Nothing herein shall affect the right to serve process in any other manner permitted by law.

              19. DEFINITIONS. The following terms shall have the meaning ascribed to them below:

                     "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect control with another Person.

                     "Contingent Obligations", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that person, unpaid bankers' acceptances, bankers' assurances or guarantees or similar items, or (iii) under any Interest Rate Protection Agreement or any long-term foreign currency exchange contract, currency swap agreement, currency futures contract, currency option contract, synthetic capital or similar arrangement designed to protect the Person entering into the same against fluctuations in currency values. Contingent Obligations shall include, without limitation, (A) the direct or indirect guaranty, endorsement, co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (B) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (C) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (y) to maintain the solvency, any balance sheet item, level of income or financial condition of another, or (z) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement (provided that, in the case of any agreement described under Sub-clauses (C)(x) or (C)(y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence). The amount of any Contingent Obligation of a Person shall be equal to the amount of the obligation so guaranteed or otherwise supported, subject to any limitation as to amount contained in the instrument or agreement creating or evidencing such Contingent Obligation; or in the case of Contingent Obligations referred to in clause (iii) above, the mark-to-market value of such Contingent Obligation at the relevant date of determination.

                     "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                     "Indebtedness" of any Person means, at any date of determination, without duplication, (i) all obligations of such Person for borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted of such Person representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation of such Person owed for all or any part of the deferred price of the property or services, which price or obligation is (x) due more than (or has not been discharged prior to) three (3) months from the date of incurrence of the obligation in respect thereof, or (y) evidenced by a note, instrument or other written agreement, (v) all Contingent Obligations of such Person, and (vi) all indebtedness of the type described in clauses (i) through (v) above that is secured by any Lien on any property or asset owned or held by such person (provided that the amount of such indebtedness included as Indebtedness under this clause (vi) shall not exceed the market value of the property or asset subject to such Lien).

                     "Lien" means any mortgage, pledge, hypothecation, security interest, encumbrance, charge or lien (statutory or otherwise) or assignment, deposit arrangement or other preferential arrangement in respect of an interest in property intended to secure, support or otherwise assure payment of an obligation (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same economic effect as the foregoing).

                     "Maturity" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration or acceleration, call for redemption or otherwise.

                     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

                     "Stated Maturity" when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

              IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed and it corporate seal to be affixed hereto.



                                          WILLIAMS CONTROLS, INC.




       By:
                                             ------------------------------
                                          Name:
                                          Title:


Dated: April __, 2000                     [SEAL]